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                        WRITTEN STATEMENT OF THE TRUSTEE

Pursuant to 18 U.S.C. ss.1350, I, the undersigned Trustee of the Journal Employees' Stock Trust (the "Trust"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Trust for the quarter ended September 30, 2002 (the "Report") fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.



/s/ Paul M. Bonaiuto
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Paul M. Bonaiuto
November 14, 2002


















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